                                                                    EXHIBIT 99.1


PRESS RELEASE
--------------------------------------------------------------------------------

SMITH INTERNATIONAL, INC.
P.O. BOX 60068
HOUSTON, TX 77205-0068
WEBSITE ADDRESS: smith.com

FOR RELEASE
Thursday, July 22, 2004

Contact:  Margaret K. Dorman
          Chief Financial Officer
          (281) 443-3370


                  SMITH INTERNATIONAL, INC. REPORTS 60 PERCENT
                   INCREASE IN QUARTERLY OPERATING EARNINGS ON
                          REVENUE GROWTH OF 21 PERCENT


         HOUSTON, Texas (July 22, 2004)... Smith International, Inc. (NYSE: SII) today announced results for the quarter ended June 30, 2004. Second quarter earnings, excluding the impact of a 20-cent after-tax charge related to a patent infringement lawsuit, were 47 cents per share. Oilfield segment results include a $31.4 million charge, or $20.4 million after-tax, which consists of an estimated loss provision, legal fees and other costs directly associated with the patent infringement case. Including this previously disclosed charge, the Company reported net income of 27 cents per share.

         Second quarter revenues increased to approximately $1.1 billion, driven by increased customer spending in key geographic markets. Excluding the impact of the charge discussed above, results were 60 percent above the $29.9 million, or 30 cents per share, posted in the prior year period. Sequential earnings, net of the charge, grew three cents per share despite the impact of the annual spring break-up in Canada which resulted in the loss of higher-margin product revenues. Several factors influenced the sequential results, including improved financial performance from the Distribution segment which contributed two cents of the period-to-period increase.

         Consolidated revenues grew 21 percent over the prior year period and five percent on a sequential quarter basis. Increased customer spending in the U.S. land-based market accounted for over half of the year-over-year revenue growth. Business volumes in areas outside the United States grew 18 percent influenced by new contract awards and increased market penetration, primarily in Europe/Africa. On a sequential quarter basis, the Company generated solid revenue growth despite the effect of the annual spring break-up. Excluding the impact of the Canadian operations, revenues grew 10 percent and significantly outpaced the four percent improvement in comparable drilling activity. The majority of the sequential revenue growth was generated in the Eastern Hemisphere, including the Former Soviet Union ("FSU"), the North Sea and certain Middle East markets, associated with increased spending by major exploration and production companies.

         M-I SWACO's second quarter revenues totaled $550.3 million, a 20 percent increase over the prior year period and a six percent improvement from the first quarter of 2004. The higher year-over-year revenue volumes were driven by an increase in the number of U.S. land-based drilling programs and new contract awards in Europe/Africa, including the FSU and North Sea, and certain Middle East markets. The sequential revenue improvement was reported in the Eastern Hemisphere reflecting new contract awards and increased investment by major exploration and production companies. Western Hemisphere revenues were comparable with the first quarter of 2004 influenced by the seasonal decline in Canada and the lower level of drilling activity in the U.S. deepwater market, which impacted sales of higher-margin synthetic fluid products.

         Smith Technologies' second quarter revenues totaled $121.2 million, 26 percent above the amounts reported in the prior year period and three percent lower on a sequential basis. Although the year-over-year revenue improvement was largely driven by the performance of the North American operations, which grew at more than twice the rate of the corresponding activity increase, revenues in markets outside North America also posted favorable comparisons. The revenue growth in the U.S. and Canada was influenced by increased land-based drilling activity, new product introductions and, to a lesser extent, pricing. The sequential revenue comparison was impacted by the seasonal decline in Canada and the inclusion of several large international export orders in the March 2004 quarter. Excluding export sales, revenues were slightly above the first quarter of 2004 as increased demand for recently introduced diamond drill bits, including the enhanced X-TEND(R) series and bit designs featuring the HOT(TM) cutter, more than offset the impact of lower sales of three-cone drill bits in Canada.

         Smith Services' second quarter revenues totaled $116.4 million, an increase of 14 percent over the prior year period and a five percent improvement from the first quarter of 2004. Revenues grew year-over-year as higher North American activity levels and the impact of new product introductions in Europe/Africa more than offset the impact of lower U.S. drill pipe sales. Over two-thirds of the revenue improvement from the prior year period was reported in the United States reflecting increased demand for remedial products and services. On a sequential quarter basis, the revenue growth was largely reported in the United States and Europe/Africa, including the North Sea and FSU, primarily attributable to strong demand for remedial product and service lines.

         Distribution revenues were $276.6 million, 27 percent higher on a year-over-year basis and five percent above the March 2004 quarter. Wilson's energy operations accounted for the majority of the revenue growth over the prior year period driven by improved North American drilling and completion activity and increased tubular product sales. Industrial and downstream revenues grew 27 percent year-over-year reflecting the impact of new contract awards and increased customer spending in the refining, petrochemical and power generation markets. On a sequential quarter basis, the revenue improvement reflects increased sales of tubular products to customers in the energy sector.

         Commenting on the results, Chairman and CEO, Doug Rock stated, "Smith's second quarter results show our steady and continued improvement during the early stages of this oilfield service business cycle. Solid worldwide economic growth, along with higher oil and gas depletion rates, coupled with prior years' underinvestment in exploration and production all together portend a robust future for our industry. As a result, we're increasing our fiscal 2004 guidance to $1.90 to $2.00 per share on an operating basis - or $1.70 to $1.80 per share inclusive of the second quarter litigation charge."

         Loren Carroll, Executive Vice President, also noted that, "We're pleased with the results for the quarter influenced, in part, by a significant improvement in our U.S. Distribution operations. And, although we acquired approximately $54 million of our stock during the second quarter under an existing share repurchase program, the balance sheet remains strong - evidenced by our current debt-to-total-capitalization of 24 percent."

         Smith International, Inc. is a leading worldwide supplier of premium products and services to the oil and gas exploration and production industry, the petrochemical industry and other industrial markets through its four principal business units - M-I SWACO, Smith Technologies, Smith Services and Wilson. The Company will host a conference call today beginning at 3:30 p.m. Central to review the quarterly results. Participants may join the conference call by dialing (706) 634-6555 and requesting the Smith International, Inc. call. A replay of the conference call will also be available through Thursday, July 29, 2004 by dialing (706) 645-9291 and entering conference call identification number "8570336".

         Certain comments contained in this news release and today's scheduled conference call concerning the anticipated financial results of the Company constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to the safe harbor created by that Act. Whenever possible, the Company has identified these "forward-looking" statements by words such as "believe", "encouraged", "expect", "expected", "portend" and similar phrases. The forward-looking statements are based upon managements' expectations and beliefs and, although these statements are based upon reasonable assumptions, there can be no assurances that the Company's financial results will be as estimated. The Company assumes no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise. For a discussion of factors, which could impact the Company's results, review the Smith International, Inc. Annual Report on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission.

         Non-GAAP Financial Measures. The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). However, management believes that certain non-GAAP performance measures and ratios utilized for internal analysis provide financial statement users meaningful comparisons between current and prior period results, as well as important information regarding performance trends. Certain information discussed in this press release and in the scheduled conference call could be considered non-GAAP measures. See the Supplementary Data - Schedule II in this release for the corresponding reconciliations to GAAP financial measures for the three month periods ended June 30, 2004 and 2003 and March 31, 2004. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results.

         Financial highlights follow:

                            SMITH INTERNATIONAL, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)

                                                                  Three Months Ended                 Six Months Ended
                                                                       June 30,                          June 30,
                                                             ----------------------------      ----------------------------
                                                                 2004             2003             2004             2003
                                                             -----------      -----------      -----------      -----------
Revenues                                                     $ 1,064,450      $   877,657      $ 2,082,238      $ 1,686,494
                                                             -----------      -----------      -----------      -----------
Costs and expenses:
    Costs of revenues                                            737,082          615,747        1,440,868        1,186,241
    Selling expenses                                             167,983          142,839          328,542          279,967
    General and administrative expenses                           76,850           39,654          122,832           77,715
                                                             -----------      -----------      -----------      -----------
        Total costs and expenses                                 981,915          798,240        1,892,242        1,543,923
                                                             -----------      -----------      -----------      -----------
Operating income                                                  82,535           79,417          189,996          142,571

Interest expense                                                   9,399           10,902           18,838           21,174
Interest income                                                     (289)            (522)            (654)          (1,102)
                                                             -----------      -----------      -----------      -----------
Income before income taxes, minority interests and
    cumulative effect of change in accounting principle           73,425           69,037          171,812          122,499

Income tax provision                                              23,981           22,314           55,826           39,154

Minority interests                                                21,967           16,823           43,659           31,730
                                                             -----------      -----------      -----------      -----------
Income before cumulative effect of change in
    accounting principle                                          27,477           29,900           72,327           51,615

Cumulative effect of change in accounting principle                   --               --               --           (1,154)
                                                             -----------      -----------      -----------      -----------
Net income                                                   $    27,477      $    29,900      $    72,327      $    50,461
                                                             ===========      ===========      ===========      ===========
Earnings per share before cumulative effect of change in
    accounting principle:
    Basic                                                    $      0.27      $      0.30      $      0.71      $      0.52
                                                             ===========      ===========      ===========      ===========
    Diluted                                                  $      0.27      $      0.30      $      0.70      $      0.51
                                                             ===========      ===========      ===========      ===========

Earnings per share after cumulative effect of change in
    accounting principle:
    Basic                                                    $      0.27      $      0.30      $      0.71      $      0.51
                                                             ===========      ===========      ===========      ===========
    Diluted                                                  $      0.27      $      0.30      $      0.70      $      0.50
                                                             ===========      ===========      ===========      ===========

Weighted average shares outstanding:
    Basic                                                        101,580           99,736          101,325           99,501
                                                             ===========      ===========      ===========      ===========
    Diluted                                                      102,662          100,892          102,592          100,579
                                                             ===========      ===========      ===========      ===========

                            SMITH INTERNATIONAL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)
                                   (Unaudited)

                                                        June 30,     December 31,
                                                          2004           2003
                                                       ----------    ------------
Current Assets:
    Cash and cash equivalents                          $   55,508     $   51,286
    Receivables, net                                      870,991        801,819
    Inventories, net                                      789,427        739,627
    Other current assets                                  100,845         87,064
                                                       ----------     ----------
        Total current assets                            1,816,771      1,679,796
                                                       ----------     ----------
Property, Plant and Equipment, net                        538,950        534,871

Goodwill and Other Assets                                 897,420        882,380
                                                       ----------     ----------
        Total Assets                                   $3,253,141     $3,097,047
                                                       ==========     ==========

Current Liabilities:
    Short-term borrowings                              $  118,209     $   89,747
    Accounts payable                                      309,393        310,754
    Other current liabilities                             254,934        230,423
                                                       ----------     ----------
        Total current liabilities                         682,536        630,924
                                                       ----------     ----------

Long-Term Debt                                            484,532        488,548

Other Long-Term Liabilities                               163,436        154,131

Minority Interests                                        628,145        587,668

Stockholders' Equity                                    1,294,492      1,235,776
                                                       ----------     ----------
        Total Liabilities and Stockholders' Equity     $3,253,141     $3,097,047
                                                       ==========     ==========

                            SMITH INTERNATIONAL, INC.
                         SUPPLEMENTARY DATA - SCHEDULE I
                                 (In thousands)
                                   (Unaudited)

                                             Three Months Ended June 30,        Six Months Ended June 30,
                                            ----------------------------      ----------------------------
                                                2004             2003             2004             2003
                                            -----------      -----------      -----------      -----------
SEGMENT DATA

REVENUES:
    M-I SWACO                               $   550,257      $   460,386      $ 1,069,342      $   876,675
    Smith Technologies                          121,184           96,506          246,525          188,745
    Smith Services                              116,384          102,229          227,448          197,261
                                            -----------      -----------      -----------      -----------
        Oilfield Products and Services          787,825          659,121        1,543,315        1,262,681
    Wilson                                      276,625          218,536          538,923          423,813
                                            -----------      -----------      -----------      -----------
           Total                            $ 1,064,450      $   877,657      $ 2,082,238      $ 1,686,494
                                            ===========      ===========      ===========      ===========

OPERATING INCOME:
    Oilfield Products and Services          $    78,102      $    81,590      $   184,514      $   150,523
    Distribution                                  6,466             (478)           9,532           (4,577)
    General corporate                            (2,033)          (1,695)          (4,050)          (3,375)
                                            -----------      -----------      -----------      -----------
           Total                            $    82,535      $    79,417      $   189,996      $   142,571
                                            ===========      ===========      ===========      ===========

OTHER DATA

OPERATING INCOME(a):
    Smith ownership interest                $    54,491      $    57,005      $   134,419      $   101,077
    Minority partner ownership interest          28,044           22,412           55,577           41,494
                                            -----------      -----------      -----------      -----------
           Total                            $    82,535      $    79,417      $   189,996      $   142,571
                                            ===========      ===========      ===========      ===========

DEPRECIATION AND AMORTIZATION(a):
    Smith ownership interest                $    20,480      $    19,966      $    41,013      $    39,027
    Minority partner ownership interest           6,058            5,591           12,019           10,914
                                            -----------      -----------      -----------      -----------
           Total                            $    26,538      $    25,557      $    53,032      $    49,941
                                            ===========      ===========      ===========      ===========

CAPITAL SPENDING(a) (b):
    Smith ownership interest                $    18,609      $    17,782      $    36,321      $    33,536
    Minority partner ownership interest           7,416            7,390           12,414           12,335
                                            -----------      -----------      -----------      -----------
           Total                            $    26,025      $    25,172      $    48,735      $    45,871
                                            ===========      ===========      ===========      ===========

NOTE (a):
The Company derives a significant portion of its revenues and earnings from M-I SWACO and other joint venture operations. Consolidated operating income, depreciation and amortization and capital spending amounts have been broken out between the Company's portion and the minority partners' portion in order to aid in analyzing the Company's financial results.

NOTE (b):
Total capital spending is not reduced for the proceeds arising on lost-in-hole sales or sales of fixed asset equipment replaced. After considering proceeds from lost-in-hole sales and sales of fixed asset equipment replaced, capital spending was approximately $20.3 million and $38.2 million for the three and six-month periods ended June 30, 2004 and $17.5 million and $33.8 million for the three and six-month periods ended June 30, 2003.

                            SMITH INTERNATIONAL, INC.
                        SUPPLEMENTARY DATA - SCHEDULE II
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                      (In thousands, except per share data)
                                   (Unaudited)

                                                             Three Months Ended
                                                     ----------------------------------
                                                     June 30,     March 31,    June 30,
                                                       2004         2004         2003
                                                     --------     --------     --------
CONSOLIDATED OPERATING INCOME:
     GAAP consolidated operating income              $ 82,535     $107,461     $ 79,417
     Litigation-related charges(a)                     31,439           --           --
                                                     --------     --------     --------
          Non-GAAP consolidated operating income     $113,974     $107,461     $ 79,417
                                                     ========     ========     ========

OILFIELD OPERATING INCOME:
     GAAP Oilfield operating income                  $ 78,102     $106,412     $ 81,590
     Litigation-related charges(a)                     31,439           --           --
                                                     --------     --------     --------
          Non-GAAP Oilfield operating income         $109,541     $106,412     $ 81,590
                                                     ========     ========     ========

CONSOLIDATED NET INCOME:
     GAAP consolidated net income                    $ 27,477     $ 44,850     $ 29,900
     Litigation-related charges(a)                     20,435           --           --
                                                     --------     --------     --------
          Non-GAAP consolidated net income           $ 47,912     $ 44,850     $ 29,900
                                                     ========     ========     ========

DILUTED EARNINGS PER SHARE:
     GAAP diluted earnings per share                 $   0.27     $   0.44     $   0.30
     Litigation-related charges, net of tax(a)           0.20           --           --
                                                     --------     --------     --------
          Non-GAAP diluted earnings per share        $   0.47     $   0.44     $   0.30
                                                     ========     ========     ========

NOTE (a):
This amount represents a provision for estimated losses associated with the previously disclosed outcome of a three-cone drill bit patent infringement case in which the jury found in favor of the plaintiff and awarded damages. On an after-tax basis, these charges approximated $20.4 million, or 20 cents per share.